EXHIBIT 5

                             Hogan & Hartson L.L.P.
                                551 Fifth Avenue
                            New York, New York 10176
                                 (212) 661-6500

                                                                    May 24, 2002

Board of Directors
Telebyte, Inc.
270 Pulaski Rd.
Greenlawn, New York 11740

Ladies and Gentlemen:

      We are acting as counsel to Telebyte, Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to 900,000 shares of the Company's common stock, par value $.01 per share, (the "Shares"); of which 500,000 Shares are issuable under the Company's 2001 Stock Option Plan, and 400,000 Shares are issuable under the Company's 2001 Employee Stock Purchase Plan (collectively, the "Plans"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

      For purposes of this opinion letter, we have examined copies of the following documents:

      1.    An executed copy of the Registration Statement.

      2. Copies of the Plans, each as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

      3. The Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on May 20, 2002 and by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

      4. The Certificate of Ownership and Merger, as certified by the Secretary of State of the State of Delaware on May 20, 2002 and by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

      5. The By-laws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

      6. A certificate of good standing of the Company issued by the Secretary of State of the State of Delaware dated May 24, 2002.

      7. Resolutions of the Board of Directors of the Company adopted by written consent on May 23, 2002, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the adoption of the Plans, the issuance and sale of the Shares under the Plans and arrangements in connection therewith.

      8. Resolutions relating to the approval by the Company's stockholders of the Board's adoption of the Plans at the Company's annual meeting held on July 12, 2001 at the Company's principal executive offices, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

      In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

      This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

      Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares pursuant to the terms of the Plans and (iii) receipt by the Company of the consideration for the Shares specified in the resolutions adopted by the Board of Directors authorizing the issuance thereof, the Shares will be validly issued, fully paid and nonassessable.

      This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

      We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                        Very truly yours,


                                        /s/ Hogan & Hartson L.L.P.

                                        HOGAN & HARTSON L.L.P.


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